Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1997 Long Term Incentive Plan and the 1999 Non-Employee Director Stock Plan of our report dated September 15, 1998, with respect to the consolidated financial statements and schedule of Video Services Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.





/s/ Ernst & Young LLP

White Plains, New York
July 27, 1999